EXHIBIT 5.1

PERKINS COIE LLP
1201 THIRD AVENUE, SUITE 4800, SEATTLE, WASHINGTON 98101-3099
TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500
www.perkinscoie.com

March 14, 2003

Esterline Technologies Corporation
10800 N.E. 8th Street
Bellevue, WA 98004

Re:    Registration Statement on Form S-8 of Shares of Common Stock, par value $.20 per share, of Esterline Technologies Corporation

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to up to 750,000 shares of common stock, par value $.20 per share, which may be issued pursuant to the Esterline Technologies Corporation Amended and Restated 1997 Stock Option Plan (the "Plan").

We have examined the Registration Statement and such documents and records of Esterline Technologies Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by Esterline Technologies Corporation of any certificates representing the shares, the registration by its registrar of such shares and the sale thereof by Esterline Technologies Corporation in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PERKINS COIE LLP